Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 29, 2021 on the financial statements of Silo Pharma, Inc. (f/k/a Uppercut Brands, Inc.) for the years ended December 31, 2020 and 2019, included in the registration statement of Silo Pharma, Inc. on Form S-1, Amendment 1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 7, 2021